UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 21, 2007

                            EMCLAIRE FINANCIAL CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)


     Pennsylvania                   000-18464                   25-1606091
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   (State or other                 (Commission                 (IRS Employer
   jurisdiction of                 File Number)             Identification No.)
    incorporation)


              612 Main Street, Emlenton, PA                16373
    ------------------------------------------------  ----------------
        (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (724) 867-2311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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                            EMCLAIRE FINANCIAL CORP.
                           CURRENT REPORT ON FORM 8-K


ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     (e) On June 26, 2007, Emclaire Financial Corp. (the "Company") and its wholly-owned subsidiary, the Farmers National Bank of Emlenton (the "Bank") announced a management transition plan and the adoption of certain employment agreements. Effective July 1, 2007, David L. Cox, the current Chairman, Chief Executive Officer and President of the Company and the Bank, will become the Chairman, Chief Executive Officer and President of the Company and Chairman of the Bank and William C. Marsh will become the President and Chief Executive Officer of the Bank. Mr. Marsh will also remain in his position as Treasurer and Chief Financial Officer of the Company.

     Effective July 1, 2007, the Company and the Bank will enter into employment agreements with Messrs. Cox and Marsh. These agreements replace prior change in control agreements with such individuals. The agreements have an initial term ending on June 30, 2010, provided that such terms shall be automatically renewed for successive one-year periods each July 1 unless notice to the contrary is provided at least 30 days prior to the renewal. The agreements also provide that if the individual is terminated by the Company or the Bank for other than cause, disability, retirement or the individual's death or the individual terminates employment for good reason (as defined in the agreements) after a change in control of the Company, the individual will be entitled to the payment of a cash severance amount equal to three times the individual's average annual compensation and the maintenance of insurance and other benefits, provided that such payments will be limited if they are deemed "parachute payments" under
Section 280G of the Internal Revenue Code, as amended.

     In addition, effective July 1, 2007, the Company and the Bank will enter into change in control agreements with Raymond M. Lawton and Kathleen L. Buzzard, both of whom are Senior Vice Presidents of the Company and the Bank. The agreement with Mr. Lawton replaces his prior change in control agreement with the Bank. The agreements have an initial term ending on June 30, 2009, provided that such terms shall be automatically renewed for successive one-year periods each July 1 unless notice to the contrary is provided at least 30 days prior to the renewal. The agreements also provide that if the individual is terminated by the Company or the Bank (or any successor) within 24 months subsequent to a change in control of the Company for other than cause, disability, retirement or the individual's death or the individual terminates employment for good reason (as defined in the agreements) after a change in control of the Company, the individual will be entitled to the payment of a cash severance amount equal to two times the individual's average annual compensation and the maintenance of insurance and other benefits, provided that such payments will be limited they are deemed "parachute payments" under Section 280G of the Internal Revenue Code, as amended.


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     For additional information, reference is made to the agreements included as
Exhibits 10.1 through 10.4 hereto, which are incorporated herein by reference.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

       (d)   Exhibits.

Exhibit
Number     Description
--------   -----------

10.1 Employment Agreement between Emclaire Financial Corp., the Farmers National Bank of Emlenton and David L. Cox, dated as of July 1, 2007

10.2 Employment Agreement between Emclaire Financial Corp., the Farmers National Bank of Emlenton and William C. Marsh, dated as of July 1, 2007

10.3 Change in Control Agreement between Emclaire Financial Corp., the Farmers National Bank of Emlenton and Raymond M. Lawton, dated as of July 1, 2007

10.4 Change in Control Agreement between Emclaire Financial Corp., the Farmers National Bank of Emlenton and Kathleen L. Buzzard, dated as of July 1, 2007

99.1       Press Release dated June 26, 2007 issued by Emclaire Financial Corp.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         EMCLAIRE FINANCIAL CORP.




Date: June 26, 2007                      /s/ David L. Cox
                                         ---------------------------------------
                                         Name:    David L. Cox
                                         Title:   President and Chief Executive
                                                  Officer